UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2015

The ADT Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    Effective October 14, 2015, the Board of Directors (the “Board”) of The ADT Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated by-laws (the “By-laws”), to amend Article VIII, Section 8.03 of such By-laws to provide that the Company’s fiscal year may be fixed by the Board. Section 8.03 previously stated that the Company’s fiscal year ended on the last Friday in September of each year, or such other twelve consecutive months as designated by the Board.

The foregoing description of the amendment to the Company’s By-laws is qualified in all respects by reference to the text of the Amended and Restated By-laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b)    On October 14, 2015, the Board of the Company approved a change to the Company’s fiscal year end from the last Friday in September to September 30 of each year, and thereafter the end of each fiscal quarter will be the last day of the calendar month end. The fiscal year change is effective beginning with the Company’s 2016 fiscal year, which began on September 26, 2015, the day after the last day of the Company’s 2015 fiscal year, and will end on September 30, 2016. There will be no transition period resulting from this change, and no separate transition report is required.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-laws of The ADT Corporation, effective October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	THE ADT CORPORATION
By: /s/ N. David Bleisch Name: N. David Bleisch Title: Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of The ADT Corporation, effective October 14, 2015.